UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 15, 2023
__________________
FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
__________________

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 Bush Street, Suite 2700
San Francisco, CA 94104
(Address of principal executive offices, including zip code)
(415) 616-1000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
__________________
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2023, the Federal Home Loan Bank of San Francisco ("Bank") completed its director election process for both nonmember independent and member directorships with four-year terms beginning on January 1, 2024.

In an at-large election, the participating members of the Bank elected two nonmember independent directors, Laura Archuleta and Silvio Tavares, to new terms on the Bank's board. In addition, the participating California members of the Bank re-elected incumbent California member director Ana E. Fonseca, President and CEO, Logix Federal Credit Union, Valencia, California, to a new term as a California member director on the Bank's board, and participating Nevada members of the Bank re-elected incumbent Nevada member director Matthew Hendricksen, Senior Vice President Treasury & Investments, Employers Insurance Company of Nevada, Reno, Nevada, to a new term as the Nevada member director on the Bank's board. We anticipate that the Bank's board will make its committee appointments in January 2024. In accordance with Federal Housing Finance Agency regulations, compensation for service on the Bank's board for these directors will be subject to the Bank's annual Director Compensation and Expense Reimbursement Policy.

The Bank issued a press release announcing the election results. The press release is furnished as Exhibit 99.1 to this report. The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Bank's 2023 director elections were conducted online. No in-person meeting of the members was held. With respect to the at-large election, two candidates, Laura Archuleta, President and CEO, Jamboree Housing Corporation, Irvine, California, and Silvio Tavares, President and CEO, VantageScore, South San Francisco, California, were nominated by the Bank’s board to run for the two open nonmember independent director positions. Of the 330 institutions eligible to vote in the at-large election, 145 participated, casting a total of 7,782,152 votes. Ms. Archuleta was elected, having received 30.79% of total eligible voting shares, and Mr. Tavares was elected, having received 29.70% of total eligible voting shares.

Institutions eligible to vote in the 2023 California member director elections nominated three candidates for one California member director position to be filled in the 2023 California member director elections. Of these three candidates, incumbent California member director Ana E. Fonseca, President and CEO, Logix Federal Credit Union, Valencia, California, received the most votes cast and was elected. Of the 272 institutions eligible to vote in the 2023 California member director election, 119 participated, casting a total of 7,102,584 votes, of which Ms. Fonseca received 5,024,123 votes, Mr. Tjan received 1,304,117 votes, and Mr. Bystry received 774,344 votes.

The table below shows the number of votes that each candidate received in the 2023 election for the California member director position:

Name	Member	Votes
Douglas J. Bystry	President and CEO, Clearinghouse CDFI, Lake Forest, CA (FHFA Id 54943)	774,344
Ana E. Fonseca	President and CEO, Logix Federal Credit Union, Valencia, CA (FHFA ID 55189)	5,024,123
Ivo A. Tjan	Chairman, President and CEO, CommerceWest Bank, Irvine, CA (FHFA ID 52968)	1,304,117

Institutions eligible to vote in the 2023 Nevada member director elections nominated two candidates for the Nevada member director position to be filled in the 2023 Nevada member director elections. Of these two candidates, incumbent Nevada member director Matthew Hendricksen, Senior Vice President Treasury & Investments, Employers Insurance Company of Nevada, received the most votes cast and was elected. Of the 21 institutions eligible to vote in the 2023 Nevada member director election, 13 participated, casting a total of 371,529 votes, of which Mr. Hendricksen received 362,263 votes, and Mr. Miller received 9,266 votes.

The table below shows the number of votes that each candidate received in the 2023 election for the Nevada member director position:

Name	Member	Votes
Matthew Hendricksen	Senior Vice President Treasury & Investments, Employers Insurance Company of Nevada, Reno, NV (FHFA ID 55744)	362,263
John Miller	Board Member, Lexicon Bank, Las Vegas, NV (FHFA ID 56589)	9,266

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	99.1	News Release, dated November 17, 2023, issued by the Federal Home Loan Bank of San Francisco

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: November 17, 2023	By:	/s/ Teresa Bryce Bazemore
Teresa Bryce Bazemore President and Chief Executive Officer